Exhibit 99.1

Metal Sky Star Acquisition Corporation Announces Receipt of Additional Determination from Nasdaq Regarding Delayed Filing and Public Holders Deficiencies

New York, NY, September 11, 2024 (GLOBE NEWSWIRE) — Metal Sky Star Acquisition Corporation (Nasdaq: MSSA) (the “Company”) announced that it has received a notice (the “Notice”) dated September 5, 2024, from The Nasdaq Stock Market LLC (“Nasdaq”) stating that as a result of its failure to timely file its Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarterly period ended June 30, 2024 (the “Delayed Filing”) in accordance with Nasdaq Listing Rule 5250(c)(1), and failure to have at least 400 public holders for continued listing on the Nasdaq Global Market, both of these matters serve as separate and additional basis for delisting the Company’s securities (units, ordinary shares, warrants, and rights), which will be considered by the Nasdaq Hearings Panel (the “Panel”) in a hearing (the “Hearing”) scheduled on September 19, 2024. The Company will present its views with respect to the additional deficiencies to the Panel and intends to cure the additional deficiencies before September 19, 2024.

About Metal Sky Star Acquisition Corporation

Metal Sky Star Acquisition Corporation is a blank check company formed under the laws of the Cayman Islands for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements”. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contacts:

Wenxi He

Chairman and Chief Executive Officer

221 River Street, 9th Floor,

Hoboken, NJ 07030

Email: Olivia.he@gmail.com

Source: Metal Sky Star Acquisition Corporation